Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "NXT-ID, INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE EIGHTH DAY OF FEBRUARY, A.D. 2012, AT 1:55 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "TRYLON GOVERNMENT SYSTEMS, INC." TO "NXT-ID, INC.", FILED THE TWENTY-SEVENTH DAY OF JUNE, A.D. 2012, AT 3:37 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TENTH DAY OF DECEMBER, A.D. 2012, AT 11:45 O'CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "NXT-ID, INC.".

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State of Delaware
Secretary of State
Division of Corporations
Delivered 02:01 PM 02/08/2012
FILED 01:55 PM 02/08/2012
SRV 120139960 - 5106921 FILE

STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

•	First: The name of this Corporation is:

Trylon Government Systems, Inc.

•	Second: Its registered office in the State of Delaware is to be located at:
615 South DuPont Highway, in the City of Dover
County of Kent Zip Code 19901. The registered agent in
charge thereof is National Corporate Research, Ltd.

•	Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
•	Fourth: The amount of the total stock of this corporation is authorized to issue is One Thousand shares (number of authorized shares) with a par value of $0.0001 per share.

•	Fifth: The name and mailing address of the incorporator are as follows:
Name GerstenSavage LLP
Mailing Address 600 Lexington Ave., 9th Floor
New York NY Zip Code 10022

•	I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 8th day of February, A.D. 2012

By: /s/ Cheryll Calaguio

(Incorporator)

Name: Cheryll Calaguio

(Type of Print)

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State of Delaware
Secretary of State
Division of Corporations
Delivered 03:40 PM 06/27/2012
FILED 03:37 PM 06/27/2012
SRV 120784256 - 5106921 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF INCORPORATION

Trylon Government Systems, Inc. (the "Company"), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Law"), hereby changes its name to "Nxt-ID, Inc." (the "Name Change") by the filing of this Certificate of Amendment to the Certificate of Incorporation. The Name Change was duly adopted in accordance with the provisions of Section 242 of the Law as set forth below. The Company

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Company, resolutions were duly adopted setting forth a proposed amendment (the "Amendment") to the Certificate of Incorporation of the Company to change the Company's name to "Nxt-ID, Inc." Such resolutions declared the Name Change and the Amendment to be advisable, recommended the Name Change and the Amendment to the shareholders of the Company and called a meeting of the shareholders of the Company for consideration thereof.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the shareholders of the Company was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the Name Change and the Amendment.

IN WITNESS WHEREOF, said Trylon Government Systems, Inc. has caused this Certificate of Amendment to be signed by Gino Pereira, its President, this 25th day of June, 2012.

Trylon Government Systems, Inc. (now known as Nxt-ID, Inc.),

a Delaware corporation

BY: /s/ Gino Pereira

TITLE: PRESIDENT

NAME: GINO PEREIRA

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State of Delaware
Secretary of State
Division of Corporations
Delivered 11:53 AM 12/10/2012
FILED 11:45 AM 12/10/2012
SRV 121314936 - 5106921 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF INCORPORATION

Nxt-ID, Inc. (the "Company"), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Law"), hereby increases its authorized shares (the "Increase") by the filing of this Certificate of Amendment to the Certificate of Incorporation. The Increase was duly adopted in accordance with the provisions of Section 242 of the Law as set forth below. The Company

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Company, resolutions were duly adopted setting forth a proposed amendment (the "Amendment") to the Certificate of Incorporation of the Company to increase the Company's authorized stock from 1,000 shares of common stock, par value $0.0001 per share, to 110,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of blank check preferred stock, par value $0.0001 per share Such resolutions declared the Increase and the Amendment to be advisable, recommended the Increase and the Amendment to the shareholders of the Company and called a meeting of the shareholders of the Company for consideration thereof.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the shareholders of the Company was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the Increase and the Amendment.

IN WITNESS WHEREOF, said Nxt-ID, Inc. has caused this Certificate of Amendment to be signed by Gino Pereira, its President, this 7th day of December, 2012.

Nxt-ID, Inc., a Delaware corporation

BY: /s/ Gino Pereira

TITLE: PRESIDENT

NAME: GINO PEREIRA

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